Exhibit 23

Independent Public Accountants’ Consent

As independent public accountants, we hereby consent to the incorporation of our report dated March 7, 2003, included in this Annual Report on Form 10-KSB.

/s/ Rubin, Brown, Gornstein & Co. LLP
RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
March 7, 2003